Exhibit 5

EVO TRANSPORTATION & ENERGY SERVICES, INC.

WARRANT EXCHANGE AGREEMENT

INCLUDING INVESTMENT REPRESENTATIONS

THIS WARRANT EXCHANGE AGREEMENT (this “Agreement”), dated and made effective as of December 31, 2020, is entered into by and between the undersigned, Corbin ERISA Opportunity Fund Ltd. (the “Investor”), and EVO Transportation & Energy Services, Inc., a Delaware corporation (the “Company”).

WHEREAS, Investor is the holder of a warrant to purchase 81,203 shares of Company common stock, par value $0.001 per share, at an exercise price of $2.50 per share, identified as Warrant No. 38 (the “Warrants” and the shares of common stock issuable upon exercise of the Warrants, the “Warrant Shares”), and

WHEREAS, Investor desires to exchange such Warrants for a warrant to purchase 51,970 shares of Company common stock, par value $0.001 per share, at an exercise price of $0.01 per share (the “New Warrants”).

NOW, THEREFORE, in consideration of the mutual covenants and provisions contained herein, the parties hereto hereby agree as follows:

1. Exchange of Warrants. Investor hereby agrees to assign, transfer and convey to Company at the Closing (as hereinafter defined) all of its right, title and interest in and to the Warrants, in exchange for an aggregate of 51,970 New Warrants, which represents 0.64 New Warrants for each Warrant Share subject to the Warrant. This Warrant exchange shall be subject to the terms and conditions, and will be made in reliance upon the representations and warranties, set forth in this Agreement.

2. Closing. The closing of the transaction described in Section 1 of this Agreement (the “Closing”) shall take place on the date first written above upon exchange of signature pages and delivery of all closing deliveries contemplated hereby.

3. Closing Deliveries. At the Closing, (A) Company shall issue the New Warrant to the Investor specified in Section 1 of this Agreement, in the name and in accordance with the delivery instructions set forth on the Investor Signature Page hereto, (B) Investor shall deliver, or caused to be delivered, to Company the original certificate(s) representing the Warrants, which shall be cancelled and of no further effect, and (C) the Company will be released and discharged from any claims arising out of or relating to such Warrants.

The duly endorsed Warrants (and, if applicable, accompanying warrant power(s)) must be received by 5:00 p.m. Pacific Time on the business day prior to the Closing Date. Delivery shall be made to the Company’s offices at 2075 West Pinnacle Peak Rd. Suite 130, Phoenix, AZ 85027, Attn: Chief Executive Officer.

4.	Certain Representations of the Company. In connection with, and in consideration of, the issuance of the New Warrant to the Investor, the Company hereby represents to the Investor:

A.	The Company is validly existing and in good standing under the laws of the State of Delaware.

B.

This Agreement has been duly authorized by all necessary corporate action on behalf of the Company and will be a valid and binding Agreement on the part of the Company when accepted in writing by an authorized officer of the Company. All corporate action necessary to the authorization, issuance, and delivery of the New Warrant will be taken prior to their issuance.

5.	Certain Representations of the Investor. In connection with, and in consideration of, the issuance of the New Warrant to the Investor, the Investor hereby represents to the Company, as follows:

A.	The Investor is the registered holder of the Warrants;

B.

The Investor has good, marketable and unencumbered title to the Warrants, free of any and all restrictions, liens, pledges, mortgages, charges, security interests, adverse claims and encumbrances of any kind;

C.

The Investor has the full power, right and authority to enter into and perform its obligations hereunder and to acquire the New Warrant, and this Agreement will be a valid and binding Agreement on the part of the Investor when executed and delivered by the Investor, and will be enforceable against the Investor in accordance with its terms;

D.

The Investor has access to and is familiar with information provided by the Company to the United States Securities and Exchange Commission (the “SEC”), including but not limited to the Company’s Annual Report on Form 10-K filed with the SEC on May 30, 2019 (the “Form 10-K”) and the Company’s subsequent Quarterly Reports on Form 10-Q, as well as all exhibits attached to the foregoing;

E.

The Investor has either met with or been given reasonable opportunity to meet with representatives of the Company for the purpose of asking questions of, and receiving answers from, such representatives concerning the terms and conditions of the exchange of the Warrants for the New Warrant and to obtain any additional information necessary to verify the accuracy of information provided to the Investor. The Investor does not desire further information;

F.

The Investor has had an opportunity to review with such Investor’s own tax advisors the federal, state and local tax consequences of this investment and the transactions contemplated by this Agreement. The Investor is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that the Investor (not the Company) shall be responsible for the Investor’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement;

G.

The Investor acknowledges that the Investor has had the opportunity to review this Agreement, any exhibits and schedules attached hereto and the transactions contemplated by this Agreement with the Investor’s own legal counsel. With respect to legal advice concerning this investment or the transactions contemplated by this Agreement, the Investor is relying solely on the Investor’s own legal counsel, if any, and not on any statements or representations of the Company or any of the Company’s agents, including the Company’s legal counsel;

H.

The Investor realizes that its acquisition of the New Warrant and the shares of the Company’s common stock underlying the New Warrant (the “New Warrant Shares”) constitutes a speculative investment involving risks, including but not limited to the risks described in the Form 10-K and the Company’s other filings with the SEC;

I.

The Investor realizes that there may be a limited market for the New Warrant and the New Warrant Shares and restrictions on the transferability of the New Warrant and New Warrant Shares and that for these and other reasons, the Investor may not be able to liquidate the investment in the New Warrant and New Warrant Shares for an indefinite period;

J.

The Investor realizes that the New Warrant and the New Warrant Shares have not been registered for sale under the Securities Act of 1933, as amended (the “Securities Act”) or applicable state securities laws (the “State Laws”), and may be sold only pursuant to registration under the Securities Act and State Laws, or an exemption from registration that is valid in the opinion of the Company’s counsel. The Company is entitled to require the Investor to deliver an opinion of counsel satisfactory to the Company if an exemption from registration is claimed;

K.

The Investor understands the Company has no obligation to register the New Warrant or the New Warrant Shares, or file the reports or make public the information required by Rule 144 under the Securities Act relating to reselling restricted securities, and that Rule 144 may not otherwise be available to permit such resales;

L.	The Investor understands that this transaction has not been reviewed or approved by the SEC or by any state securities or other authority;

M.

The Investor is experienced and knowledgeable in financial and business matters, capable of evaluating the merits and risks of investing in the New Warrant and New Warrant Shares, and does not need or desire the assistance of a knowledgeable purchaser representative to aid in the evaluation of such risks;

N.

In deciding to exchange Warrants for the New Warrant, the Investor is not relying on the advice or recommendations of the Company and the Investor has made its own independent decision that the transaction is suitable and appropriate for the Investor. The Investor has considered the suitability of the transaction, and the New Warrant as an investment, in light of the Investor’s own circumstances and financial condition and the Investor is able to bear the risks associated with an investment in the New Warrant;

O.	The Investor understands that any information provided about the Company’s future plans and prospects is uncertain and subject to all of the uncertainties inherent in predictions; and

P.

The Investor acknowledges that the exchange of Warrants for the New Warrant is not the result of any general solicitation, general advertising or general exchange offer, including, but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio.

6. Legend. If the Company issues certificates representing the New Warrant Shares, any such certificate will bear a legend containing substantially the following language:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISTRIBUTED FOR VALUE UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH STATE SECURITIES LAWS, OR SUCH SALE, TRANSFER, ASSIGNMENT, OFFER, PLEDGE OR OTHER DISTRIBUTION FOR VALUE IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND SUCH STATE SECURITIES LAWS AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

7. Accredited Investor. The Investor understands that the representations contained below are made for the purpose of qualifying it as an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the General Rules and Regulations promulgated under the Securities Act and for the purpose of inducing the transactions contemplated by this Agreement. The Investor understands that a false representation may constitute a violation of law, and that any person who suffers damage as a result of a false representation may have a claim against the Investor for damages.

8. Irrevocability; Binding Effect. The Investor acknowledges and agrees that, once accepted by the Company, the commitment hereunder is irrevocable, that the Investor is not entitled to cancel, terminate or revoke this Agreement or any agreement of the Investor hereunder and that this Agreement and such other agreements shall survive the death or disability of the Investor and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and assigns. If the Investor is more than one person, the obligations of the Investor hereunder shall be joint and several and the agreements, representations, warranties and acknowledgements herein contained shall be deemed to be made by and be binding upon each such person and his or her heirs, executors, administrators, successors, legal representatives, and assigns.

9. Indemnification. Each of the Investor and the Company agrees to indemnify the other, and each of the other’s current and future officers, directors, employees, agents, partners and shareholders, against and to hold them harmless from any damage, loss, liability, claim or expense including, without limitation, reasonable attorneys’ fees resulting from or arising out of the inaccuracy or alleged inaccuracy of any of the respective representations, warranties or statements of the Investor and the Company contained in this Agreement, including without limitation any violation or alleged violation of the registration requirements of the Securities Act or applicable State Laws in connection with any subsequent sale of the New Warrant or the New Warrant Shares by the Investor.

10. Tax Treatment. The Company and Investor intend that the exchange of Warrants for New Warrants be treated as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code and will report consistent with such treatment.

11.	Miscellaneous Provisions.

A.	Modifications. Neither this Agreement nor any provision hereof shall be waived, modified, discharged or terminated except by an instrument in writing signed by both the Investor and the Company.

B.

Assignability. This Agreement is not assignable by the Investor without the prior written consent of the Company (such consent not to be unreasonably withheld, delayed or conditioned). Notwithstanding the foregoing, the Investor may assign this Agreement to any affiliate to which it has transferred Warrants. For the avoidance of doubt, the restrictions set forth in this Section 11.B shall not limit the transferability of any Warrants or New Warrants.

C.

Representations to Survive Delivery. The representations, warranties and statements of the Company and the Investor made herein will remain operative and in full force and effect and will survive the receipt and cancellation of the Warrants by the Company.

D.

Counterparts. This Agreement may be executed through the use of separate signature pages or in any number of counterparts, which may be delivered by hand, U.S. mail, facsimile or e-mail, and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties.

E.

Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and there are no representations, covenants or other agreements except as stated or referred to herein.

F.

Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the validity, legality or enforceability of the remaining provisions of this Agreement, which shall continue to be valid and enforceable. In the event any provision of this Agreement is held to be invalid, illegal or unenforceable as written, but valid, legal and enforceable if modified, then such provision shall be deemed to be amended to such extent as shall be necessary for such provision to be valid, legal and enforceable and it shall be enforced to that extent.

G.

Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement is made in and shall be interpreted and enforced in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles, and each of the parties hereto irrevocably consents to personal jurisdiction in the state or federal courts in the State of Delaware. Each of the parties hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this Agreement or the transactions contemplated hereby.

H.

Further Assurances. Each party hereto shall take such additional actions that the other party hereto reasonably requests to effectuate, record, evidence or perfect the exchange of the Warrants for the New Warrant pursuant to this Agreement or to otherwise effectuate or consummate the transactions contemplated hereby.

12. Statement of Understanding. The Investor agrees that the Investor understands the meaning and legal consequences of this Agreement and the representations and statements contained herein.

[Signature Pages to Follow]

ENTITY SIGNATURE PAGE

All entity Investors must complete and sign this page.

1. Investor Name (please print):

2. Business (Residence) Address:

3. Correspondence Address (for communications and delivery of the New Warrant):

4. Business: Tel. No. (          )                         ; Facsimile No. (          )

5. Email Address:

Investor Name and Title (please print): Himanshu Gulati – Managing Member

INVESTOR SIGNATURE: /s/ Himanshu Gulati

Date of Signature: 12/31/2020

ACCEPTANCE:

EVO Transportation & Energy Services, Inc. hereby executes this Agreement as of the date set forth below.

By:	/s/ Thomas Abood
Thomas Abood
Chief Executive Officer
Accepted as of December 31, 2020

Entity Investor Signature Page